Premises Use Agreement

Prism Corporation I Great Northern Energy, Inc. to Rangeford Resources, Inc.

IT IS HEREBY AGREED AND UNDERSTOOD, BY AND BETWEEN Prism Corporation and Great Northern Energy, Inc., hereinafter referred to severally as "Tenant" , and Rangeford Resources, Inc. , hereinafter referred to as "Occupant" , that Occupant does hereby assume, by agreement for its use of the premises by through and under Tenant and Tenant's original base premise lease, the rights and responsibilities of the original Premise Lease,  as attached hereto and made a part of this agreement, as shown in Exhibit A, and in effect as of this date and time. This agreement does NOT constitute an assignment nor transfer of the base lease in any way. The use and sharing of the space on a shared basis by a directly related corporation is so agreed under the following terms and conditions:

TO WIT:

Tenant does grant the rights of use, possession and enjoyment of the premises as agreed and stated in the base lease (Exhibit A), and does so under the exact and same terms as stated therein with the granting and withholding of certain rights by and to Tenant. If such joint use falls under terms of transfer of the base lease in any way, the Landlord of the base lease shall accept this agreement in full or otherwise determine the nature of the agreement and act accordingly. The herein stated rights and privileges are granted to Occupant as of the date and time of assumption of this use agreement.

Occupant agrees to pay , as stated within the base lease, all costs and payments and other items as required for payment of the obligations of the base lease, 30 days in advance of actual due date or per required payments of costs in and to any category of cost or payment due. Such payments shall be tendered to, through and under Great Northern Energy, Inc. ( as Tenant) and shall be made in all cases at a rate of 104% of the actual amount due. Tenant shall then tender unto the base lease owner and Landlord of record, that correct payment amount and shall provide unto Occupant strict proof of such payment having been made in a timely manner . These costs and payments will include, but not be limited to, all rate increases assessed by the Owner of the base lease or premises, from time to time, and all other costs and payments of any nature whatsoever, including all costs and liability in the event of dissolution or bankruptcy of the Occupant, or any other event which may render the base lease null and void or under terms of early cancelation In all cases, Occupant shall indemnify Tenant and its ownership of all liability in connection with its failure to maintain all payments as agreed in that base lease as attached (Exhibit A).

Occupant agrees to all rules, regulations, requirements and covenants within the base lease (Exhibit A) exactly and without exception, as if they were the original Occupant and space tenant, and to adhere to limits on use of the space, noise, dress code, hours of access and security requirements. See attached (Exhibit "B" listing all persons who will occupy the space), which is hereby made a part of th is agreement. Inall cases where any infraction of rules and covenants under the base lease (Exhibit A or C)

occur, Tenant shall have the right to cure such                                                                                                                  ,

Page Two. Use Agreement

condition in any manner required to maintain compliance with the base lease (Exhibit A and Exhibit C) and Occupant shall herein agree to comply with all require effort and actions to maintain such compliance at all times.

Occupant shall post a security fee with Tenant of $7,500 cash, in advance of move in date as agreed, and shall do so to offset all costs of cleaning or space restoration upon vacancy by Occupant of the space at any time, in whole or in part. This fee is refundable as to any portion which is not used in such required actions within 30 days of the date of acceptance of the space by Owner upon the date of vacancy by any tenant or Occupant hereunder. H such costs exceed the $7,500 as posted in advance, Occupant agrees to promptly pay such overage upon presentment of a qualified billing for such costs.

The space is delivered to the use of Occupant in "as is, where is" condition, and no upgrades, improvements or alterations are due nor agreed. Inthe event that Occupant needs to alter the space in the term of this agreement, such costs shall be borne 100% by Occupant and shall be accomplished under the rules of the base lease as to such alterations or changes within the space.

The term of this Use Agreement is exactly as the term of the base lease in all conditions. Occupant agrees to vacate the space within 30 days prior to the last date of the lease unless extended in writing 90 days in advance of the end date of the base lease.

Tenant shall maintain premises insurance on the space, and Occupant shall buy its own coverage and maintain same at all times, to the same limits as Tenant and for the same term, and shall name Tenant as a co insured upon all policies thereunder. Such policy shall be given to Tenant each time such policy is renewed and same provides strict proof of coverage to Occupant.

Occupant shall enter into an agreement with Tenant to rent or otherwise purchase all furnishings now present in the base space as of the date of this agreement, and for all such other items as the parties agree to provide, one to the other. The sale shall be made at a fair market or replacement costs basis and shall be concluded within 10 days prior to Occupant taking possession of the space. Any loss or damage to the contents of the space shall be the sole responsibility of the Occupant. Any costs of maintaining any equipment of furnishings shall be the sole responsibility of Occupant.

Tenant retains for its own use thefollowing conditions and items:

1)

The exclusive use of up to two offices within the space on 15 day notice and for so long as such spaces are needed by Tenant, at no cost to Tenant.

2)

The use of the La Cima Club rights at all times,  and same being paid by Tenant.

3)

The use of the main conference room, which will be maintained at all times during the entire term of this agreement, on a scheduled basis by notice 24 hours in advance, and at no cost to Tenant, for up to 10 times per calendar month, non- cumulative use.

4)

Access to the building, parking and space at all times, at no cost to Tenant, and as agreed from time to time by the parties hereto.

5)

The right to expand the base lease to include additional space within the buildings at William Square and to share in the additional space under the same terms as this base agreement.

Page Three. Use Agreement.

Occupant agrees to  conduct itself and the parties occupying the space in a professional and workmanlike manner commensurate with the style, demeanor and use of the building and its tenants, and to fully cooperate at all times in such effort as may be directed by the building management or Tenant. (See Exhibit C)

Occupant agrees that in the event that any covenant herein named , or as it appears within the base lease, is broken, ignored, failed to be complied with or otherwise not accomplished as intended, in the sole opinion of Tenant, that Tenant shall have the right, but not the obligation, to terminate this agreement with 15 days notice, and that Occupants sole action available shall be to vacate the premises as agreed and within the 30 days following such notice to vacate, and that regardless of the circumstance or defense, Occupant shall pack all personal and corporate owned property for Occupant and it' s items within the space, turn over all keys and access cards to Tenant on demand, and move fully from the space leaving it in good condition. Notice for foreclosure, legal proceedings, suit to recover or any other form litigation instituted by or for or on behalf of Tenant, shall not require any legal notice periods as may be required by law, but instead such notices are hereby waived by Occupant, in full and without exception. No legal basis or exception to such waiver is agreed, and none will be utilized by Occupant at any time. In the event of mandatory vacancy of the space by Occupant, no property belonging to Tenant shall be removed from the space , under any circumstance, and in the event that such property is removed without authority in written form, such removal will be considered theft of property. The use of space, and the security of same, shall comply with SEC rules and regulations at all times, and at the sole expense of Occupant.

This agreement shall be subject to rules of arbitration at all times. Neither party hereunder may move to litigate any issue save and except by Tenant inthe event that legal proceedings are required to force vacancy by Occupant of the premise sunder conditions of default. The venue for this agreement shall be agreed to be Dallas County, Texas, and the laws of the state of Texas shall apply in all events. This agreement must be executed prior to any merger or acquisition of property or asset owned or controlled by Tenant unto Occupant and must be executed by the Board of Directors of the

Tenant/Occupant prior to such assumption of the base lease and its requirements, and an authority of the B.O.D. and its authorized officer(s) must be executed prior to such acquisition or merger event.

No condition of force majeure will apply hereunder. This agreement may be executed in counterpart, but must be notarized in total. This agreement may not be recorded in any way.

The remainder of this page was left blank intentionally.

Page Four. Use Agreement.

______________________ **Rangeford Resources, Inc.** (as Occupant hereunder) 11/15/12

Print Name Signing the agreement Fredrick Ziegler

______________________ **Prism Corporation/ Great Northern Energy, Inc.**

Print Name signing the agreement ______________________ 11/15/12

Notary Statement and Seals

County of ____________)

State of Texas)

______________________ Notary Public

My Commission Expires

County of ____________)

State of Texas)

______________________ Notary Public

My Commission Expires ____________

Page Four. Use Agreement.

The foregoing terms and conditions of this agreement, including all attached Exhibits, is hereby agreed to executed this date as the entire agreement of the parties.

DONE AND AGREED THIS  15th DAY OF NOVEMBER, 2012 ,by the following authorized party:

Rangeford Resources, Inc. (as Occupant hereunder)

Notary Statement and Seals

County of Dallas

State of Texas

I, the below signed Notat)' Public in and for the State of Texas, after properly identifying             as the signor of this agreement, did notarize the signature and record the transaction in my Not-a.ry Log this

15th day of November, 2012

               Notary public.

My Commission Expires

8/16/2016

County of Dallas

State of Texas

I, the below signed Notary Public in and for the State of Texas, after properly identifying -------,N as the signor of this agreement, did notarize the signature and record the transaction in my Notary Log day of November, 2012.

 Notary Public My Commission Expires